Security Information








Security Purchased


CUSIP
161175AG9


Issuer
CHARTER COMMUNICATIONS


Underwriters
Credit Suisse, DBSI, JP Morgan, BMO Capital
Markets, BNP Paribas, Piper Jaffray


Years of continuous operation, including predecessors
> 3 years


Security
CHTR 10.825% 9/15/2014


Is the affiliate a manager or co-manager of offering?
Joint Lead Manager


Name of underwriter or dealer from which purchased
JP Morgan


Firm commitment underwriting?
Yes


Trade date/Date of Offering
3/11/2008


Total amount of offering sold to QIBs
545,896,000


Total amount of any concurrent public offering
0


Total
545,896,000


Public offering price
96.11


Price paid if other than public offering price
 N/A


Underwriting spread or commission
1.65%


Rating
B3/B-


Current yield
11.32%


Benchmark vs Spread (basis points)
884 bp










Fund Specific Information








Board
Total Par Value
Purchased
$ Amount of Purchase
% of Offering
Purchased by the
Fund



DWS Funds







DWS High Income Fund
DWS
1,825,000
 $                 1,753,935
0.33%



DWS High Income Plus Fund
DWS
350,000
 $                   336,371
0.06%



DWS High Income Trust
DWS
210,000
 $                   201,823
0.04%



DWS High Income VIP
DWS
250,000
 $                   240,265
0.05%



DWS Multi Market Income Trust
DWS
125,000
 $                   120,133
0.02%



DWS Strategic Income Fund
DWS
140,000
 $                   134,548
0.03%



DWS Strategic Income Trust
DWS
35,000
 $                     33,637
0.01%



DWS Strategic Income VIP
DWS
40,000
 $                     38,442
0.01%



Total

2,975,000
 $                 2,859,154
0.54%











^The Security and Fund Performance is
calculated based on information provided by State Street Bank.




*If a Fund executed multiple sales of a security, the final sale date is listed. If a Fund still held the security as of the quarter-end, the quarter-end date is listed.


















Security Information








Security Purchased


CUSIP
880349AJ4


Issuer
TENNECO INC


Underwriters
BoA, Citigroup, DBSI, JP Morgan, RBS
Greenwich Capital


Years of continuous operation, including predecessors
> 3 years


Security
TEN 8.125% 11/15/2015


Is the affiliate a manager or co-manager of offering?
Joint Lead Manager


Name of underwriter or dealer from which purchased
BoA


Firm commitment underwriting?
Yes


Trade date/Date of Offering
11/1/2007


Total amount of offering sold to QIBs
250,000,000


Total amount of any concurrent public offering
0


Total
250,000,000


Public offering price
100.00


Price paid if other than public offering price
 N/A


Underwriting spread or commission
1.88%


Rating
B2/B+


Current yield
8.13%


Benchmark vs Spread (basis points)
390 bp










Fund Specific Information








Board
Total Par Value
Purchased
$ Amount of Purchase
% of Offering
Purchased by the
Fund



Chicago Funds







DWS Balanced Fund
Chicago
145,000
 $                   145,000
0.06%



DWS Balanced VIP
Chicago
45,000
 $                     45,000
0.02%



DWS High Income Fund
Chicago
1,705,000
 $                 1,705,000
0.68%



DWS High Income Trust
Chicago
205,000
 $                   205,000
0.08%



DWS High Income VIP
Chicago
255,000
 $                   255,000
0.10%



DWS Multi Market Income Trust
Chicago
125,000
 $                   125,000
0.05%



DWS Strategic Income Fund
Chicago
120,000
 $                   120,000
0.05%



DWS Strategic Income Trust
Chicago
35,000
 $                     35,000
0.01%



DWS Strategic Income VIP
Chicago
30,000
 $                     30,000
0.01%



New York Funds







DWS High Income Plus Fund
New York
335,000
 $                   335,000
0.13%



Total

3,000,000
 $                 3,000,000
1.20%











^The Security and Fund Performance is
 calculated based on information provided by State Street Bank.




*If a Fund executed multiple sales of a security,
 the final sale date is listed. If a Fund still held the security as of the quarter-end, the quarter-end date is listed.